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                                                                 Exhibit (d)(23)

                                INTERLIANT, INC.

                       Nonqualified Stock Option Agreement
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          THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this "Award
Agreement") is made and entered into as of May 22, 2001 (the "Date of Grant") by and between Interliant, Inc., a Delaware corporation (the "Company"), and The Feld Group, Inc.(the "Optionee"), a consultant of the Company.

          Section 1.  Stock Option Award. The Company grants to the Optionee, on
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the terms and conditions hereinafter set forth, an option to purchase (the
"Option") all or any part of an aggregate of 2,000,000 shares of common stock (the "Common Stock") of the Company, par value $.01 per share (the "Option Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          Section 2.  Exercise Price. The exercise price per share of the Option
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Shares shall be $1.00 per share.


          Section 3.  Terms and Conditions. The Option is subject to the
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following terms and conditions:

          (a)  Vesting of Stock Option. Subject to Section 3(c) hereof, the
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Option Shares shall become vested and exercisable in forty-eight (48) equal monthly installments based on the passage of time, on each monthly anniversary date of the Date of Grant beginning June 22, 2001 and continuing through and including, May 22, 2005. Notwithstanding the foregoing, but subject to Section 3(c) hereof, upon a "change in control" of the Company, the Option with respect to such number of the Option Shares equal to the difference between 1,000,000 minus the then vested portion of the first 1,000,000 of the total share grant, shall become fully and immediately vested and exercisable. In addition and further notwithstanding the foregoing, but subject to Section 3 (c) hereof, the Option with respect to the balance of the 2,000,000 share grant not otherwise vested pursuant to the immediately preceding sentence, shall become fully and immediately vested and exercisable upon the occurrence of both of the following events (collectively, the "Acceleration Event"): (1) a "change in control" of the Company, and (2) after such change in control, (x) Optionee's engagement by the Company or the successor entity resulting therefrom, is terminated by the Company or such successor, or (y) Optionee terminates its engagement with the Company due to a significant adverse change in Optionee's or Bruce Graham's level of responsibility, in Optionee's compensation or in the Company's staffing requirements under its consulting agreement with Optionee, as directed by the Board of Directors of the Company or such successor, which is not remedied within 30 days of written notice from the Optionee to such Board advising them with reasonable specificity of Optionee's intention to terminate this agreement.

          For purposes of this Award Agreement, "change in control" shall mean:

          (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934,

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     as amended (the "Exchange Act")) (a "Person"), of beneficial ownership
     (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or
     (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
     (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii) a change in the composition of the Board of Directors of the Company (the "Board") such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

          (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

          (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

          (b)    Option Term. Option Shares that become exercisable pursuant to
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Section 3 hereof may be purchased at any time during the Option Term. For purposes hereof, the "Option Term" shall commence on the Date of Grant and shall expire on the tenth anniversary thereof, unless earlier terminated upon the termination of Optionee's consulting engagement with the Company as provided in
Section 3(c) hereof. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

          (c)    Termination of Service. If Optionee's consulting engagement
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with the Company is terminated for any reason prior to the occurrence of any otherwise applicable vesting


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date or event provided in Section 3(a) hereof, the Optionee shall (i) forfeit its interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise any Option Shares that have previously become vested until the expiration of three months after the effective date of such termination of service. Notwithstanding the foregoing, if Optionee's consulting engagement with the Company (or successor entity in the event of a change in control) is terminated due to or in connection with a change in control, then the provisions of Section 3 (a) concerning acceleration of unvested Option Shares shall remain in effect and Optionee shall retain the right to exercise any Option Shares that have previously become vested or which vest immediately upon a change in control or an Acceleration Event as provided in Section 3 above, until the expiration of twelve months after the effective date of such termination of engagement.

          (d)    Procedure for Exercise. The Option may be exercised, in whole
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or part (for the purchase of whole shares only), by delivery of a written notice
(the "Notice") from the Optionee to the Secretary of the Company at the Company's principal office located at Two Manhattanville Road, Purchase, New
York 10577, which Notice shall: (i) state the number of Option Shares being exercised and the Tranche to which they relate; (ii) state the method of payment for the Option Shares and tax withholding pursuant to Section 3(e) hereof; (iii) include any representation of the Optionee required pursuant to Section 4 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 7 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements as the Board may from time to time prescribe.

          (e)    Payment of Exercise Price and Tax Withholding. Payment of the
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exercise price for the Option Shares shall be made (i) in cash or cash equivalent acceptable to the Company, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock held by the Optionee for at least six months on the date of exercise (or such other period as the Board may deem appropriate for purposes of applicable accounting rules) having a fair market value equal to the aggregate exercise price of the Option Shares, (iii) by delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), or (iv) a combination of the methods described above. For purposes of this Award Agreement, "fair market value" as of any day means the sales price of the Common Stock as reported on the Nasdaq National Market as of 4:00 P.M. New York Time on such day or, if the Common Stock is not reported on the Nasdaq National Market, the fair market value per share of the Common Stock as determined by the Board in good faith. In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Company all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above.

          Section 4.  Investment Representation. Upon the exercise of the Option
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at a time when there is not in effect a registration statement under the
Securities Act of 1933 relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for


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investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Board has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

          Section 5.  No Rights as Stockholder or Employee or Consultant.
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          (a)    The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

          (b) Nothing in this Award Agreement or the Option shall confer upon the Optionee any right to continue as an employee or consultant of the Company or to interfere in any way with the right of the Company to terminate the Optionee's consulting engagement at any time.

          Section 6.  Adjustments. In the event of a reorganization,
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recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Board may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Option, and/or the exercise price of such shares in the manner that it shall deem to be equitable and appropriate. In the event of any merger, consolidation, reorganization or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration"), the Board may, in its discretion, (ii) make equitable adjustments as provided above, or
(ii) cancel the Option in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying the Option over the exercise price for such shares.

          Section 7.  Restriction on Transfer of Option. The Option may not be
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transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.


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          Section 8.   Notices. Any notice hereunder by the Optionee shall be
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given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company's corporate offices at Two Manhattanville Road, Purchase, New York 10577, Attention: General Counsel, or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

          Section 9.   Other Compensation and Benefit Plans. The amount of any
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compensation deemed to be received by the Optionee as a result of the exercise of the Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or compensation continuation plan, except as otherwise specifically determined by the Board.

          Section 10.  Construction. The construction of this Award Agreement is
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vested in the Board, and the Board's construction shall be final and conclusive.

          Section 11.  Governing Law. This Award Agreement shall be construed
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and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

          Section 12.  Material Inducement. The parties hereto acknowledge that
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the grant of the Option as described herein was a material inducement for
Optionee to accept or continue its consulting engagement with the Company and but for said Option, Optionee would not have accepted or continued such engagement.

                            INTERLIANT, INC.


                            By: /s/ Francis J. Alfano
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                                    Francis J. Alfano, Chief Financial Officer


                            OPTIONEE:

                            THE FELD GROUP, INC.

                            By: /s/ Mike Koehler
                                ------------------------------------------------
                                    Mike Koehler, Chief Operating Officer

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